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                                                                   EXHIBIT 10.18

                                AMENDMENT NO. 5
                                     TO THE
                        SOFTWARE DISTRIBUTION AGREEMENT
                                    BETWEEN
                      LUCENT TECHNOLOGIES INC. ("LUCENT")
                                      AND
                        QUINTUS CORPORATION ("QUINTUS")

WHEREAS, Lucent and Quintus are parties to a Software Distribution Agreement, as amended, (the "Agreement"); and

WHEREAS, the parties wish to extend the term of the Agreement and further amend it.

NOW THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lucent and Quintus hereby mutually agree as follows:

1. The term of the Agreement is hereby extended by one (1) year to May 4, 2001 pursuant to Section 23 (TERM, TERMINATION AND DEFAULT) of the Agreement.

2. If, at any time, LUCENT requests that SUPPLIER provide pre-sales support in connection with an End User or potential End User, SUPPLIER shall ensure that the employees providing such support treat any information obtained from LUCENT, said End User, or any third party in the course of such support as Confidential information pursuant to Section 28 (CONFIDENTIALITY) of the Agreement, including but not limited to the obligation to use said information solely in furtherance of LUCENT's distribution and sales activities. Without limiting the foregoing in any way, SUPPLIER further agrees that, for a period of six (6) months from the date of an End User's decision to obtain PRODUCTS from LUCENT, the SUPPLIER personnel who provided said pre-sales support to LUCENT may not perform any support services for SUPPLIER or to other SUPPLIER personnel in connection with that End User unless it is in the course of providing additional support to LUCENT.

3. Effective May 5, 2000, Exhibit B(2), as agreed to in Amendment No. 3 to the Agreement, shall be deleted, except that Addition to Exhibit B(3) (entitled "Maintenance Fee"), as agreed to in Amendment No. 4 to the Agreement, shall remain in full force and effect. Effective May 5, 2000, Section 8 (LICENSE FEE) of the Agreement shall be deleted in its entirety and replaced with, "For each copy of the PRODUCT replicated and provided to an End User by LUCENT or its Subdistributors, LUCENT shall pay SUPPLIER a License Fee equal to [*] percent [*] of SUPPLIER's applicable published suggested list price in effect at that time that said PRODUCT is replicated. SUPPLIER shall give LUCENT ninety



[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                        PROPRIETARY -- LUCENT / QUINTUS
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(90) days' written notice of any increase in any applicable published suggested list price, provided that such increase shall not affect the License Fee applicable to any End User for which Lucent had already quoted a price prior to receipt of notice of a list price increase and LUCENT notifies SUPPLIER of the existence of that End User within thirty (30) days of Lucent's receipt of notice of the list price increase. SUPPLIER shall notify LUCENT immediately of any decrease in any applicable published suggested list prices, and the resulting decreases in License Fees shall become effective immediately.

4. The Hardware and Software Loan Agreement, as amended, between the parties is hereby incorporated by reference into the Agreement.

5. Section 12 (PAYMENTS), Subsection A, is hereby amended as follows: The second sentence of said Subsection is deleted in its entirety and replaced with, "The License Fee with respect to each copy of the PRODUCT replicated will be earned by SUPPLIER on the date on which LUCENT ships a copy of the PRODUCT to an End User. Within thirty (30) days of the end of every other month, LUCENT shall issue to SUPPLIER a report indicating the number of copies of the PRODUCT shipped during the prior two months and shall pay to SUPPLIER the corresponding License Fees."

6.      This Amendment No. 5 shall be effective when signed by both parties.

In all other respects, the Agreement, as previously amended, remains unchanged.

ACCEPTED AND AGREED:

LUCENT TECHNOLOGIES INC.                QUINTUS CORPORATION

By: /s/ MARTIN ASKINAZI                 By: /s/ MICHELLE E. FIELDS
   --------------------------------        ------------------------------------
Name:   Martin Askinazi                 Name:   Michelle E. Fields
     ------------------------------          ----------------------------------
Title: General Manager                  Title: Business Admin. Manager
      -----------------------------            --------------------------------
Date: 2/23/2000                         Date: 16 February 2000
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                        PROPRIETARY -- LUCENT / QUINTUS